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                                                                    EXHIBIT 24.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1998 Stock Incentive Plan of our report dated April 17, 1998 with respect to the consolidated financial statements and schedules of Wherehouse Entertainment, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1998 filed with the Securities and Exchange Commission.



                                                   Ernst & Young LLP

Los Angeles, California
September 24, 1998